Asian Small Companies Portfolio
Material changes to the investment policies of the Portfolio are described in one or more supplements to the prospectus and statement of additional information, of Eaton Vance Asian
Small Companies Fund (which invests in the
Portfolio) filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.